EXECUTION VERSION

                                Dated May 7, 2008

                              GENESIS LEASE LIMITED

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                          SUPPLEMENTAL AGREEMENT No. 1

                                 in relation to
               the Deposit Agreement dated as of December 19, 2006
                                   concerning
                          American Depositary Receipts
                         in respect of common shares of
                              GENESIS LEASE LIMITED

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     THIS SUPPLEMENTAL AGREEMENT No. 1, dated as of May 7, 2008 (this
"Agreement"), is entered into, between Genesis Lease Limited, a company incorporated and existing under the laws of Bermuda (the "Company") and Deutsche Bank Trust Company Americas, a New York banking corporation and an indirect wholly-owned subsidiary of Deutsche Bank AG, in its capacity as depositary (the "Depositary").

                          W I T N E S S E T H  T H A T:

     WHEREAS, the Company and the Depositary are party to a Deposit Agreement dated as of December 19, 2006 (the "Deposit Agreement") which was entered into for the purposes set forth therein; and

     WHEREAS, the Company and the Depositary wish to amend and supplement the terms of the Deposit Agreement and the form of Receipt, in accordance with
Section 6.1 of the Deposit Agreement and Condition 20 of the form of Receipt to reflect the amendment of the voting provisions.

     NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts, the Deposit Agreement and the form of Receipt, effective 30 days after notice of the amendment and supplement effectuated by this Agreement shall have been given to Holders of Receipts outstanding as of the Effective Date (as defined below), as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions Generally. Unless otherwise defined in this Agreement, terms used herein (including in the preamble and the recitals hereto) and defined in the Deposit Agreement are used herein as so defined.

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                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

     Section 2.01 All references in the Deposit Agreement to the "Deposit Agreement" shall hereby mean the Deposit Agreement, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

     Section 2.02 The Deposit Agreement is hereby amended and supplemented by replacing Section 4.8 with the following:

          SECTION 4.8 Voting of Deposited Securities. Subject to the next sentence, as soon as practicable upon receipt of timely notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's expense and provided no U.S. legal prohibitions exist, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between the Company and the Depositary in writing from time to time) or otherwise distribute to Holders as of the ADS Record Date: (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders as of the ADS Record Date will be entitled, insofar as practicable and permitted under applicable law, the terms of this Deposit Agreement, the terms and conditions of the Deposited Securities, and of the Bye-Laws of the Company (and subject to such other requirements as the Company shall notify the Depositary), to instruct the Depositary as to the exercise of the voting rights (or deemed exercise of voting rights), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective ADSs, and (c) a statement as to the manner in which such instructions may be given or may be deemed to have been given in accordance with the second paragraph of this
     Section 4.8 if no validly-completed instructions are received by the Depositary from a Holder of ADSs by the ADS voting cut off date set by the Depositary for such purpose. Upon the written request of a Holder as of such ADS Record Date, received on or before the ADS voting cut off date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such Receipt(s) in accordance with the instructions set forth in such request. Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of this Deposit Agreement.

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          To the extent no such instructions are received by the
     Depositary on or before the ADS voting cut off date established by the Depositary for such purpose from holders of a sufficient number of Shares so as to enable the Company to meet its quorum requirements with respect to any such meeting of shareholders, the Depositary shall, upon the written request of the Company and at all times subject to applicable law, the terms of the Deposit Agreement, the terms and conditions of the Deposited Securities and the Company's Bye-Laws, deem such Holder to: (A) have instructed the Depositary to take such action as is necessary to cause the number of underlying Shares for which no voting instructions have been received from Holders of ADSs so as to meet applicable quorum requirements of the Company (currently 50% of the Shares of the Company) to be counted for the purposes of satisfying applicable quorum requirements; and (B) have given a power of attorney to the Depositary or the Custodian, as its nominee, to cause such equal number of Shares so counted under
     (A) above being counted for the purposes of establishing a quorum, with respect to any resolution proposed by the Board of Directors of the Company within the agenda set for such meeting, to be voted at any such meeting in proportion to the voting instructions duly-received by the Depositary from Holders of ADSs as of the ADS Record Date by the ADS voting cut off date set by the Depositary for such purpose; provided, however that, except to the extent the Company has provided the Depositary with at least 30 days' written notice of any such meeting, the Shares shall not be so counted and shall not be so voted (proportionately to the voting instructions received by the Depositary from Holders of ADSs as of the ADS Record Date by the ADS voting cut off date set by the Depositary for such purpose) with respect to any matter as to which the Depositary informs the Company that the Depositary reasonably believes that with respect to any such resolution: (i) substantial opposition exists or (ii) it materially affects the rights of holders of Shares. For the purposes of this Section 4.8, by way of example and not limitation, it is agreed that routine matters, such as appointing auditors and directors (except where a competing director or slate of directors is proposed), and resolutions to approve the public offering or private placement of securities, would not materially affect the rights of holders of Shares.

          For the avoidance of doubt, neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof, or vote Shares in a manner that would be inconsistent with any applicable law and the Company's Bye-Laws. In the event that the Depositary, or the Custodian as its nominee, shall be deemed to have been given a power of attorney to vote the Deposited Shares in accordance with this Section 4.8, the Depositary and the Custodian shall not be liable to the Company or any Holder or any other person in respect of, or be deemed responsible for, any acts or omissions of (or on behalf of) the Depositary, the Custodian or any of its respective directors, officers or employees.

          There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return voting instructions to the Depositary by the ADS voting cut off date set by the Depositary for such purpose. The Company agrees that it will endeavor to provide at least 30 days' prior written notice to the Depositary which will enable the timely notification of Holders as to limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

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          Shares which have been withdrawn from the depositary
     facility and transferred on the Company's register of members to a person other than the Depositary or its nominee may be voted by the holders thereof in accordance with applicable law and the Company's Bye-Laws. However, Holders or Beneficial Owners of ADSs may not receive sufficient advance notice of shareholder meetings to enable them to withdraw the Shares and vote at such meetings.

                                   ARTICLE III

                          AMENDMENTS TO FORM OF RECEIPT

     Section 3.01 The form of Receipt attached as Exhibit A to the Deposit Agreement is amended and supplemented by replacing Condition (15) with the following:

          (15) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of such consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), at the Company's expense and provided no U.S. legal prohibitions exist, mail by ordinary, regular mail delivery or by electronic transmission (if agreed by the Company and the Depositary), unless otherwise agreed in writing by the Company and the Depositary, to Holders as of the ADS Record Date: (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of Receipts as of the ADS Record Date will be entitled, insofar as practicable and permitted under applicable law, the terms of the Deposit Agreement and of the Bye-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights (or right to consent to or to grant a proxy), if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective ADSs, and (c) a statement as to the manner in which such instructions may be given or may be deemed to have been given in accordance with the second paragraph of this Article 15 if no validly-completed instructions are received by the Depositary from a Holder of ADSs by the ADS voting cut off date set by the Depositary for such purpose. Upon the written request of a Holder as of such ADS Record Date, received on or before the ADS voting cut off date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such Receipt(s) in accordance with the instructions set forth in such request. Instructions in respect of any ADS shall be deemed to have been received only if received in accordance with the terms of this Deposit Agreement.

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          To the extent no such instructions are received by the
     Depositary on or before the ADS voting cut off date established by the Depositary for such purpose from holders of a sufficient number of Shares so as to enable the Company to meet its quorum requirements with respect to any such meeting of shareholders, the Depositary shall, upon the written request of the Company and at all times subject to applicable law, the terms of the Deposit Agreement, the terms and conditions of the Deposited Securities and the Company's Bye-Laws, deem such Holder to: (A) have instructed the Depositary to take such action as is necessary to cause the number of underlying Shares for which no voting instructions have been received from Holders of ADSs so as to meet applicable quorum requirements of the Company (currently 50% of the Shares of the Company) to be counted for the purposes of satisfying applicable quorum requirements; and (B) have given a power of attorney to the Depositary or the Custodian, as its nominee, to cause such equal number of Shares so counted under
     (A) above being counted for the purposes of establishing a quorum, with respect to any resolutions proposed by the Board of Directors of the Company within the agenda set for such meeting, to be voted at any such meeting in proportion to the voting instructions duly-received by the Depositary from Holders of ADSs as of the ADS Record Date by the ADS voting cut off date set by the Depositary for such purpose; provided, however that, except to the extent the Company has provided the Depositary with at least 30 days' written notice of any such meeting, the Shares shall not be so counted and shall not be so voted (proportionately to the voting instructions received by the Depositary from Holders of ADSs as of the ADS Record Date by the ADS voting cut off date set by the Depositary for such purpose) with respect to any matter as to which the Depositary informs the Company that the Depositary reasonably believes that with respect to any such resolution: (i) substantial opposition exists or (ii) it materially affects the rights of holders of Shares. For the purposes of this Article 15 and Section 4.8 to the Deposit Agreement, by way of example and not limitation, it is agreed that routine matters, such as appointing auditors and directors (except where a competing director or slate of directors is proposed), and resolutions to approve the public offering or private placement of securities, would not materially affect the rights of holders of Shares.

          For the avoidance of doubt, neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting, vote any number of Shares other than an integral number thereof, or vote Shares in a manner that would be inconsistent with any applicable law and the Company's Bye-Laws. In the event that the Depositary, or the Custodian as its nominee, shall be deemed to have been given a power of attorney to vote the Deposited Shares in accordance with this Article 15 and Section 4.8 of the Deposit Agreement, the Depositary and the Custodian shall not be liable to the Company or any Holder or any other person in respect of, or be deemed responsible for, any acts or omissions of (or on behalf of) the Depositary, the Custodian or any of its respective directors, officers or employees.

          There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return voting instructions to the Depositary by the ADS voting cut off date set by the Depositary for such purpose. The Company agrees that it will endeavor to provide at least 30 days' prior written notice to the Depositary which will enable the timely notification of Holders

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     as to limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS.

          Shares which have been withdrawn from the depositary facility and transferred on the Company's register of members to a person other than the Depositary or its nominee may be voted by the holders thereof in accordance with applicable law and the Company's Bye-Laws. However, Holders or Beneficial Owners of ADSs may not receive sufficient advance notice of shareholder meetings to enable them to withdraw the Shares and vote at such meetings.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other that this Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement, and all other documentation executed and delivered by the Company and the Depositary in connection therewith, will be duly and validly authorized, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.01 Effective Date. This Agreement is dated as of the date first set forth above and shall be effective on the date on which the U.S. Securities and Exchange Commission declares effective the amendment to the Registration Statement on Post-Effective Amendment No.1 to Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and

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supplemented by this Agreement (the "Effective Date"). From and after the
Effective Date, all references in the Deposit Agreement and the form of Receipt shall be deemed to be references to the Deposit Agreement and form of Receipt, as amended and supplemented by this Agreement.

     Section 5.02 Outstanding Receipts. Receipts issued prior to the Effective Date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

     The Company hereby instructs the Depositary to promptly (i) send notice of the amendment of the Deposit Agreement by this Agreement to all Holders of Receipts outstanding under the Deposit Agreement as of the Effective Date; (ii) inform Holders of Receipts outstanding under the Deposit Agreement as of the Effective Date that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement; and (iii) inform Holders of Receipts outstanding as of the Effective Date that from and after 30 days after notice of the amendment and supplement effectuated by this Agreement shall have been given to such Holders they shall be deemed Holders of Receipts issued pursuant and subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement.

     Section 5.03 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.8 of the Deposit Agreement, as amended by this Agreement, in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein.

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     Section 5.04 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the state of New York. Except as set forth in the following paragraph of this Section 6.05, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and the Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

     Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Agreement or the Deposit Agreement or (c) against both the Company and the Depositary, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.

     Each of the Depositary and the Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 6.05, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The provisions of this Section 6.05 shall survive any termination of this Agreement or the Deposit Agreement, in whole or in part.

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     Section 5.05 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the Company and the Depositary have caused this
Agreement to be executed by their respective representatives thereunto duly authorized as of the date first set forth above.

                                           GENESIS LEASE LIMITED


                                           By: /s/ John McMahon
                                           Name: John McMahon
                                           Title: Chief Executive Officer


                                           By: /s/ Alan Jenkins
                                           Name: Alan Jenkins
                                           Title: Chief Financial Officer


                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                           as Depositary


                                           By: /s/ Christopher Konopelko
                                           Name: Christopher Konopelko
                                           Title: Vice President


                                           By: /s/ James Kelly
                                           Name: James Kelly
                                           Title: Vice President

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